UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 13, 2020

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51446	02-0636095
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

121 South 17th Street Mattoon, Illinois	61938-3987
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (217) 235-3311

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 par value	CNSL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 13, 2020, Consolidated Communications Holdings, Inc. (the “Company”) entered into definitive agreements with an affiliate of Searchlight Capital Partners, L.P. (“Searchlight”), in connection with which affiliates of Searchlight have committed to invest up to an aggregate of $425 million in the Company.

Investment Agreement

On September 13, 2020, the Company and Searchlight III CVL, L.P., an affiliate of Searchlight (the “Investor”) entered into an investment agreement (the “Investment Agreement”). Subject to the terms and conditions of the Investment Agreement, the Investor will purchase from the Company, for aggregate consideration of up to $425 million, (a) shares of the common stock of the Company, par value $0.01 per share (the “Common Stock”), (b) a subordinated note with an aggregate principal amount of approximately $395.5 million, (the “Note”), which shall initially be non-convertible, but which shall, at the Second Closing (as defined herein), be convertible into shares of a new series of preferred stock, par value $0.01 of the Company, to be designated the Company’s Series A Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and (c) a contingent payment right that shall be automatically converted into shares of Common Stock subject to the terms and conditions of a contingent payment right agreement (the “Contingent Payment Right Agreement”), to be entered into by the Company and the Investor (the “Contingent Payment Right”) (such transactions, collectively, the “Investment”).

At the initial closing of the Investment (the “Initial Closing”), subject to the terms and conditions set forth in the Investment Agreement, (a) the Company will issue, sell and deliver to the Investor (i) 6,352,842 shares of Common Stock and a Contingent Payment Right representing 17,870,012 shares of Common Stock, and (b) the Investor will obtain the right to receive the Note at or prior to the Second Closing, for an aggregate consideration of $350 million. At the second closing of the Investment (the “Second Closing”), subject to the terms and conditions set forth in the Investment Agreement, the Contingent Payment Right will be convertible into an additional 15,115,899 shares of Common Stock, for an aggregate consideration of $75 million. In addition, at the Second Closing, the Note will become convertible into shares of Series A Preferred Stock at the option of the Investor, or if the Investor fails to exercise its option within one business day following the Second Closing, at the option of the Company. The Note may be issued to the Investor prior to the Second Closing upon the occurrence of certain events.

Consummation of the Initial Closing is subject to certain customary conditions, including (i) the absence of any legal restraints enjoining, restraining, preventing or prohibiting the consummation of the Initial Closing, (ii) the consummation of the refinancing of the Company’s currently outstanding indebtedness (the “Refinancing”) prior to or substantially simultaneously with the Initial Closing, and (iii) the shares of Common Stock to be issued in the Initial Closing and issuable under the Contingent Payment Right Agreement having been approved for listing on Nasdaq. The obligation of each of the Investor and the Company to consummate the Initial Closing is also conditioned upon (A) the other party’s representations and warranties being true and correct, subject to certain thresholds, and the (B) other party’s material compliance with its covenants under the Investment Agreement. The obligation of the Investor to consummate the Initial Closing is additionally conditioned on (x) the absence of any material adverse effect on the Company and (y) the appointment of a designee of the Investor to the Company’s board of directors.

Consummation of the Second Closing is subject to certain customary conditions, including (i) the absence of any legal restraints enjoining, restraining, preventing or prohibiting the consummation of the Second Closing, (ii) the expiry of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), as amended and other applicable antitrust laws, (iii) the receipt of certain approvals (the “FCC Approvals”) and issuances of certain public notices by the Federal Communications Commission (“FCC”) and (iv) the Initial Closing having occurred. The obligation of each of the Investor and the Company to consummate the Second Closing is also conditioned upon the other party’s representations and warranties (in the case of the Company, only certain fundamental representations and warranties) being true and correct, subject to certain thresholds, and the other party’s material compliance with its covenants under the Investment Agreement. The obligation of the Investor to consummate the Second Closing is additionally conditioned on (x) the absence of certain adverse effects on the Company and (y) if the FCC Approvals are obtained or no longer required as a result of the consummation of certain actions by the Company, the appointment of another designee of the Investor to the Company’s board of directors. If the FCC finally denies the FCC Approvals, the Note will be issued to the Investor but will not be convertible into shares of Series A Preferred Stock, and the Investor shall have no obligation to deliver the $75 million of additional consideration to the Company.

Each of the Company and the Investor each made certain representations and warranties and agreed to certain covenants in the Investment Agreement, including, among other things, covenants relating to regulatory efforts and covenants of the Company to conduct its business in the ordinary course during the period between the execution of the Investment Agreement and consummation of the Initial Closing and the Second Closing.

The Investment Agreement may be terminated (i) by the mutual written consent of both parties and (ii) by either party if (A) the Initial Closing is not consummated by October 13, 2020 or if the Second Closing is not consummated by such date that is 12 months after the Initial Closing (subject to extensions up to such date that is 36 months after the Initial Closing in certain circumstances), (B) any governmental authority issues a final and nonappealable order or restraint prohibiting the Initial Closing or the Second Closing, as applicable or (C) in connection with a breach of the other party’s representations, warranties or covenants where such breach would give rise to the failure of a condition to the Initial Closing or the Second Closing, as applicable, to be met.

Contingent Payment Right Agreement

Concurrently with the Initial Closing, the Investor and the Company will enter into the Contingent Payment Right Agreement governing the conversion of the Contingent Payment Right into cash or shares of Common Stock upon the occurrence of certain events (including Stockholder Approval (as defined in the Investment Agreement) and certain State PUC approvals).

The Contingent Payment Right will become exercisable at the option of the holder on or after such date that is twelve months after the latest maturity date of any indebtedness for borrowed money of the Company in an aggregate principal amount in excess of $300 million outstanding on the date of the consummation of the Refinancing, for a cash payment equal to the fair market value of the number of shares of Common Stock underlying the Contingent Payment Right at the time of exercise. Such right will expire ten (10) years after such date that the Contingent Payment Right initially becomes exercisable for the cash payment.

The Contingent Payment Right will automatically convert in whole or in part into shares of Common Stock upon the receipt by the Company of certain regulatory and stockholder approvals as are required for such conversion, or in connection with the transfer by the holder of shares of Common Stock after the expiration of the transfer restrictions on such shares set forth in the Governance Agreement.

The holder of the Contingent Payment Right may exercise its option to convert the Contingent Payment Right into shares of Common Stock in connection with a business combination or reclassification of the Common Stock, subject only to the receipt of such regulatory approvals as are required for such conversion.

The shares of Common Stock underlying the Contingent Payment Right are subject to customary adjustments, including in connection with stock splits, subdivisions, reclassifications or combinations.

Registration Rights Agreement

Concurrently with the Initial Closing, the Investor and the Company will enter into the Registration Rights Agreement granting the Investor customary registration rights with respect to the securities purchased from the Company.

Certificate of Designations for Series A Preferred Stock

The rights, preferences, privileges, qualifications, restrictions and limitations of the shares of Series A Preferred Stock will be set forth in a Certificate of Designations to be filed by the Company with the Delaware Secretary of State at the Second Closing (the “Series A Certificate”). Under the Series A Certificate, dividends on each share of Series A Preferred Stock will accrue daily on the Liquidation Preference at a rate of 9.0% per annum and will be payable semi-annually in arrears. Dividends are payable (i) until the five-year anniversary of the Initial Closing, either in cash or through an accrual of unpaid dividends, which are automatically added to the Liquidation Preference; and (ii) after the five-year anniversary of the Initial Closing, solely in cash. The “Liquidation Preference,” as of any given time, means $1,000 per share, as adjusted pursuant to the Series A Certificate.

The Series A Preferred Stock will rank senior to the Common Stock and each other class or series of capital stock the terms of which do not expressly provide that such class or series ranks on a parity basis with or senior to the Series A Preferred Stock as to dividend rights, rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and redemption rights.

Under the Series A Certificate, the Company may, at its option redeem all or any part of the outstanding shares of Series A Preferred Stock at a purchase price per share in cash equal to the sum of the Liquidation Preference and accrued and unpaid dividends that have not been added to the Liquidation Preference with respect to such share.

The Applicable Premium (as defined in the Series A Certificate) may also be payable in connection with any such redemption.

The Series A Certificate will include certain consent rights for holders of the Series A Preferred Stock and covenants based on the covenants that will be included in the new indebtedness to be obtained in connection with the Refinancing, as well as other customary consent rights and covenants.

Note

The Note will bear interest at 9.0% per annum, payable semi-annually in arrears, and will mature on the date that is 12 months following the latest maturity date of any tranche of indebtedness for borrowed money of the Company and its subsidiaries in an aggregate principal amount in excess of $300 million outstanding on the date of (and after giving effect to) the consummation of the Refinancing.

The Note will be an unsecured, subordinated obligation of the Company and will rank junior in right of payment to the Company’s existing and future indebtedness and will not be guaranteed by any of the Company’s subsidiaries. If certain events of default occur, such as the bankruptcy of the Company, the principal amount of the Note may become due and immediately payable, subject to the subordination provisions of the Note in favor of holders of unsubordinated indebtedness.

The Note may be redeemed at the Company’s option, subject to certain conditions, at 100% of the principal amount plus accrued and unpaid interest. The Applicable Premium (as defined in the Note) may also be payable in connection with any such redemption.

At any time after the Second Closing, if certain regulatory approvals have been received, the Note will be convertible at the holder’s option into shares of Series A Preferred Stock. If the holder of the Note does not exercise its conversion right within one business day following the Second Closing, the Note will be convertible at the Company’s option into shares of Series A Preferred Stock.

The foregoing descriptions are not complete and are qualified in their entirety by reference to the full text of the Investment Agreement and applicable exhibits thereto which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Governance Agreement

In connection with the Investment, the Investor and the Company entered into a governance agreement (the “Governance Agreement”), pursuant to which the Investor will receive certain governance rights effective as of the Initial Closing, including the right to designate up to two directors to the Company’s board of directors and certain approval rights with respect to actions taken by the Company. For so long as the Investor has a director designee serving on the Company’s board of directors, it is required to vote all shares of Common Stock beneficially owned by it pro rata with the Company’s shareholders with respect to all director nominees other than the Investor’s director designees.

The Investor will be subject to customary standstill restrictions until the earlier of (i) such time that the Investor beneficially owns less than 5% of the Common Stock, and (ii) the third anniversary of the Initial Closing. The Investor will also be subject to customary restrictions on transferring shares of Common Stock and Series A Preferred Stock for a period of three years and four years after the Initial Closing, respectively, and certain other limitations on transfers of Common Stock thereafter.

The foregoing description of the Governance Agreement is not complete and is qualified in its entirety by reference to the full text of the Governance Agreement which is attached to this report as Exhibit 10.2 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 3.02. The issuances of the Note, the Contingent Payment Right and the shares of Common Stock and Series A Preferred Stock pursuant to the Investment Agreement are intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of the exemption provided by Section 4(a)(2) of the Securities Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 3.03.

Item 8.01.	Other Events.

Debt Financing Commitments

The Company has obtained debt financing commitments from certain lenders for the purpose of refinancing its existing indebtedness and paying related fees and expenses. The obligations of the lenders to provide debt financing under the debt commitment letter are subject to certain conditions.

New Credit Agreement

Consolidated Communications, Inc., a subsidiary of the Company (“CCI”) and certain of its wholly owned subsidiaries intend to enter into a credit agreement with various financial institutions providing for various credit facilities (the “Proposed Senior Secured Credit Facilities”). CCI expects that the Proposed Senior Secured Credit Facilities will consist of a $250,000,000 revolving credit facility (the “Proposed Revolving Credit Facility”) and term loans (the “Proposed Term Loans”) in the aggregate amount of $1,000,000,000.

The Proposed Senior Secured Credit Facilities will also provide CCI the ability to borrow or incur, subject to certain terms and conditions, incremental loans or incremental revolving facilities in an aggregate amount of up to the greater of (a) $300.0 million and (b) an amount which would not cause its senior secured leverage ratio to be greater than a level set forth therein. Borrowings under the Proposed Senior Secured Credit Facilities will secured by substantially all of the assets of the Company and its subsidiaries, with the exception of Consolidated Communications of Illinois Company and the Company’s majority-owned subsidiary, East Texas Fiber Line Incorporated.

CCI expects that Proposed Term Loans will have a maturity date of seven years from the date of incurrence. CCI expects that the Proposed Revolving Credit Facility will have a maturity date five years from the date of effectiveness. The interest rates under the proposed facilities will be determined in connection with CCI’s entry into the Proposed Senior Secured Credit Facilities. CCI anticipates that the applicable borrowing margin for the Revolving Credit Facility will be adjusted quarterly to reflect the leverage ratio from the prior quarter-end.

Interest is payable at least quarterly.

The Proposed Senior Secured Credit Facilities contain various customary provisions and covenants, including, among other items, restrictions on the ability to pay dividends, incur additional indebtedness and issue certain capital stock. CCI will agree to maintain a certain first lien leverage ratio as set forth in the Proposed Senior Secured Credit Facilities.

On September 14, 2020, the Company issued a press release announcing its entry into the Investment Agreement. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, our current expectations, plans, strategies, and anticipated financial results. There are a number of risks, uncertainties, and conditions that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. These risks and uncertainties include a number of factors related to our business, including the uncertainties relating to the impact of the novel coronavirus (COVID-19) pandemic on the company’s business, results of operations, cash flows, stock price and employees; the possibility that any of the anticipated benefits of the proposed strategic investment from Searchlight or our refinancing of outstanding debt, including the Proposed Senior Secured Credit Facilities, will not be realized; the outcome of any legal proceedings that may be instituted against the Company or its directors; the ability to obtain regulatory approvals and meet other closing conditions to the investment on a timely basis or at all, including the risk that regulatory approvals required for the investment are not obtained on a timely basis or at all, or are obtained subject to conditions that are not anticipated or that could adversely affect the Company or the expected benefits of the investment; the anticipated use of proceeds of the strategic investment; economic and financial market conditions generally and economic conditions in our service areas; various risks to the price and volatility of our common stock; changes in the valuation of pension plan assets; the substantial amount of debt and our ability to repay or refinance it or incur additional debt in the future; our need for a significant amount of cash to service and repay the debt restrictions contained in our debt agreements that limit the discretion of management in operating the business; regulatory changes, including changes to subsidies, rapid development and introduction of new technologies and intense competition in the telecommunications industry; risks associated with our possible pursuit of acquisitions; system failures; cyber-attacks, information or security breaches or technology failure of ours or of a third party; losses of large customers or government contracts; risks associated with the rights-of-way for the network; disruptions in the relationship with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; changes in the extensive governmental legislation and regulations governing telecommunications providers and the provision of telecommunications services; new or changing tax laws or regulations; telecommunications carriers disputing and/or avoiding their obligations to pay network access charges for use of our network; high costs of regulatory compliance; the competitive impact of legislation and regulatory changes in the telecommunications industry; and liability and compliance costs regarding environmental regulations; and risks associated with discontinuing paying dividends on our common stock. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements are discussed in more detail in our filings with the SEC, including our reports on Form 10-K and Form 10-Q. Many of these circumstances are beyond our ability to control or predict. Moreover, forward-looking statements necessarily involve assumptions on our part. These forward-looking statements generally are identified by the words “believe,” “expect,” “anticipate,” “estimate,” “project,” “intend,” “plan,” “should,” “may,” “will,” “would,” “will be,” “will continue” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company and its subsidiaries to be different from those expressed or implied in the forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this Current Report on Form 8-K. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we disclaim any intention or obligation to update or revise publicly any forward-looking statements. You should not place undue reliance on forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.1	Investment Agreement, dated as of September 13, 2020, by and between Consolidated Communications Holdings, Inc. and Searchlight III CVL, L.P.

10.2	Governance Agreement, dated as of September 13, 2020, by and between Consolidated Communications Holdings, Inc. and Searchlight III CVL, L.P.

99.1	Press release dated September 14, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2020
Consolidated Communications Holdings, Inc.

	By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Chief Financial Officer